Exhibit 99.1

Contact:	Viewpoint: Chief Financial Officer William H. Mitchell 212-201-0800 whmitchell@viewpoint.com	or	Investor Relations: 212-201-0800 ir@viewpoint.com

VIEWPOINT ANNOUNCES 29% REDUCTION IN SERVICES STAFFING COSTS;
COMPANY TO FOCUS ON STRATEGIC GROWTH AREAS OF SEARCH AND AD
SOLUTIONS BUSINESSES

Viewpoint Increases Non-Cash Impairment From Preliminary Financials For 2005 Due To
Lowering 2006 Forecast In Services Business.
The Company Reconfirms 2006 Guidance

March 20, 2006 -- Viewpoint Corporation (NASDAQ: VWPT), a leading internet marketing technology company, today announced that the Company will reduce the services group workforce by 29%, and increase the 2005 non-cash impairment of goodwill for its services business from $3.8 million to $7.8 million in the fourth quarter.

The creative services group operations will now reside primarily in the Company’s Los Angeles facility. Accordingly the Company will record a one-time charge of approximately $100,000 in the first quarter of 2006 due to the reduction of services employee costs. The elimination of these positions will reduce expenses by $1 million in 2006. The remaining services personnel will continue to concentrate on the core automotive and heavy industry verticals, and will be supported by cost-efficient outsourced partners in the U.S. and overseas. The Services business will also evolve to support the ad solutions business as needed for rich media banner creative.

Patrick Vogt, Chief Executive Officer, commented, “These changes will drive increased efficiency in our operations, while putting more emphasis and focus in our strategic growth areas. This restructuring will have a positive impact on our business, outsourcing more of our services business offshore will provide a cost savings and make us a more efficient company. In addition, it will allow us to increase the focus on our on our high-growth businesses of Search and Ad Solutions across our company. We have made great progress in evolving our company over the past 6 months and are very excited about our businesses going forward. These changes also do not change our 2006 revenue guidance.”

The Company announced that it continues to anticipate revenue in 2006 of between $26 million and $30 million and positive adjusted operating income. Adjusted operating income is a non-GAAP measure, defined below.

Selected financial statement information reflecting the adjustment noted above is included with this release. Full financial statements and footnotes for fiscal year 2005 are available in the Company’s annual report on Form 10-K. The identification of the impairment of goodwill and the determination of the amount of such impairment has delayed the preparation of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005. The Company filed Form NT 10-K on March 17, 2006, and filed Form 10-K on March 20, 2006.

FINANCIAL MEASURES

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

ABOUT VIEWPOINT

Viewpoint is a leading Internet marketing technology company. Viewpoint offers Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services, including creative development, production, rich media, ad serving, search marketing, and performance measurement. Viewpoint’s technology and services are behind the online presence of some of the world’s most esteemed brands, including Sony, America Online, GE, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 115 employees principally at its headquarters in New York City and in Los Angeles.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint’s current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint’s actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint’s filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint will experience growth in the businesses of Search and Ad Solutions or achieve revenue of $26 million for the year ending December 31, 2006 or be adjusted operating income positive for the year ending December 31, 2006.

Viewpoint, Unicast, and Viewpoint Toolbar are trademarks of Viewpoint Corporation. Copyright ©2006 Viewpoint Corporation. All rights reserved.

VIEWPOINT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended

	December 31,		September 30,

	2005	2004	2005

Revenue:
Search	$2,353	$1,785	$2,498
Advertising systems	2,987	222	566
Services	718	1,345	1,744
Related party services	154	371	154
Licenses	102	162	124
Related party licenses	872	883	873

Total revenue	7,186	4,768	5,959

Cost of revenue:
Search	39	35	39
Advertising systems	1,764	83	358
Services	737	795	907
Licenses	1	2	8

Total cost of revenue	2,541	915	1,312

Gross profit	4,645	3,853	4,647

Operating expenses:

Sales and marketing	1,287	807	1,325
Research and development	1,000	876	1,126
General and administrative	2,050	1,834	2,077
Non-cash stock-based compensation charges	39	28	1,147
Depreciation	204	224	213
Amortization of intangible assets	162	1	159
Restructuring charges	—	(89)	—
Impairment of goodwill	7,778	—	—

Total operating expenses	12,520	3,681	6,047

Income (loss) from operations	(7,875)	172	(1,400)

Other income (expense):
Interest and other income, net	45	(9)	30
Interest expense	(235)	(219)	(288)
Changes in fair values of warrants to purchase common stock and conversion feature of convertible notes	167	(465)	207

Total other income (expense)	(23)	(693)	(51)

Loss before provision for income taxes	(7,898)	(521)	(1,451)

Provision for income taxes	52	22	—

Net income (loss)	$(7,950)	$(543)	$(1,451)

Basic and diluted net loss per common share:	$(0.13)	$(0.01)	$(0.02)

Weighted average number of shares outstanding-basic and diluted	59,693	54,714	59,136

VIEWPOINT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Year Ended December 31,

	2005	2004

Revenue:
Search	$9,424	$2,698
Advertising systems	5,448	305
Services	5,269	4,822
Related party services	1,057	2,468
Licenses	608	704
Related party licenses	3,490	3,535

Total revenue	25,296	14,532

Cost of revenue:
Search	173	45
Advertising systems	3,487	132
Services	3,480	3,074
Licenses	12	6

Total cost of revenue	7,152	3,257

Gross profit	18,144	11,275

Operating expenses:

Sales and marketing	5,115	3,712
Research and development	4,465	3,383
General and administrative	8,287	6,977
Non-cash stock-based compensation charges	1,781	312
Depreciation	870	853
Amortization of intangible assets	678	17
Restructuring charges	—	(106)
Impairment of goodwill	7,778	—

Total operating expenses	28,974	15,148

Loss from operations	(10,830)	(3,873)

Other income (expense):
Interest and other income, net	131	60
Interest expense	(1,178)	(936)
Loss on conversion of debt	—	(810)
Changes in fair values of warrants to purchase common stock and conversion feature of convertible notes	1,204	(4,180)

Total other income (expense)	157	(5,866)

Loss before provision for income taxes	(10,673)	(9,739)

Provision for income taxes	64	90

Net loss from continuing operations	(10,737)	(9,829)
Adjustment to net loss on disposal of discontinued operations	145	129

Net loss	$(10,592)	$(9,700)

Basic and diluted net loss per common share	$(0.18)	$(0.18)

Weighted average number of shares outstanding-basic and diluted	58,631	52,955

VIEWPOINT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(Unaudited)

	December 31, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$6,437	$5,804
Marketable securities	2,674	2,858
Accounts receivable, net	4,336	2,583
Related party accounts receivable, net	6	26
Prepaid expenses and other current assets	510	421

Total current assets	13,963	11,692

Restricted cash	182	320
Property and equipment, net	1,218	1,485
Goodwill	25,537	31,276
Intangible assets, net	4,131	230
Other assets	105	270

Total assets	$45,136	$45,273

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,834	$1,218
Accrued expenses	635	244
Deferred revenue	178	431
Related party deferred revenue	29	4,607
Current portion of notes payable	814	—
Accrued incentive compensation	545	545
Current liabilities related to discontinued operations	231	231

Total current liabilities	5,266	7,276

Accrued expenses - Deferred Rent	334	365

Warrants to purchase common stock	982	1,286
Subordinate notes	2,090	2,388
Unicast notes	1,582	—

Stockholders’ equity
Preferred stock	—	—
Common stock	65	57
Paid-in capital	301,769	290,260
Deferred compensation	(3)	(5)
Treasury stock	(1,015)	(1,015)
Accumulated other comprehensive loss	(63)	(60)
Accumulated deficit	(265,871)	(255,279)

Total stockholders’ equity	34,882	33,958

Total liabilities and stockholders’ equity	$45,136	$45,273

VIEWPOINT CORPORATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME
(LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,		September 30,

	2005	2004	2005

Income (Loss) from Operations	$(7,875)	$172	$(1,400)
Plus (Less):
Non-cash stock based Compensation:
Sales and marketing	—	—	—
Research and development	—	—	—
General and administrative	39	28	1,147
Depreciation	204	224	213
Amortization	162	1	159
Restructuring charges	—	(89)	—
Impairment of Goodwill	7,778	—	—

Adjusted Operating Income	$308	$336	$119

	Twelve Months Ended
	December 31,

	2005	2004

Loss from Operations	$(10,830)	$(3,873)
Plus (Less):
Non-cash stock based Compensation:
Sales and marketing	—	20
Research and development	14	49
General and administrative	1,767	243
Depreciation	870	853
Amortization	678	17
Restructuring charges	—	(106)
Impairment of Goodwill	7,778	—

Adjusted Operating Income (Loss)	$277	$(2,797)